Exhibit 10.19

FEBRUARY 2008 AMENDMENT AGREEMENT

THIS FEBRUARY 2008 AMENDMENT AGREEMENT (this “Amendment”) is made as of February 14, 2008, by and between SONTERRA RESOURCES, INC., a Delaware corporation (f/k/a River Capital Group, Inc., Ballistic Ventures, Inc., a whOOdoo.com, Inc., Greystone Credit Inc. and Permastoprust International, Inc.), with principal offices located at 7 Reid Street, Suite 312, Hamilton Bermuda, HM11 prior to the Exchange Closing (as defined in the Exchange Agreement) and to be located at 300 East Sonterra Boulevard, San Antonio, Texas, 78258 as of and after the Exchange Closing (“RCGI”), and THE LONGVIEW FUND, L.P., a California limited partnership with its principal offices located at 600 Montgomery Street, 44th Floor, San Francisco, CA 94111 and other offices in Connecticut and New York (“Longview”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Exchange Agreement (as defined below).

WHEREAS:

A.  RCGI and Longview entered into that certain Securities Exchange and Additional Purchase Agreement, dated as of August 3, 2007 (as amended, the “Exchange Agreement”).

B. Contemporaneously with the execution and delivery of the Exchange Agreement, Longview purchased the Sonterra Equity Note from Sonterra Oil & Gas, Inc., a Delaware Corporation (f/k/a Sonterra Resources, Inc.) (“Sonterra”).

C. At the Flash Acquisition Closing, Longview purchased the Sonterra Non-Equity Note from Sonterra.

D. The Exchange Agreement provides that, at the Exchange Closing (which is to occur on the date hereof) among other things Longview will exchange with RCGI (i) the Sonterra Equity Note and the New Sonterra Common Shares for the New RCGI Common Shares, and (ii) the Sonterra Non-Equity Note for the Initial RCGI Note in an initial principal amount equal to the outstanding principal amount of the Sonterra Non-Equity Note.

E. The Exchange Agreement further provides that, at the Exchange Closing, RCGI shall pay to Longview the Exchange Settlement Amount, which equals the sum of (I) Longview’s legal, due diligence and other expenses incurred in connection with the Exchange Closing and all other expenses relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby, plus (II) all interest under the Sonterra Equity Note and under the Sonterra Non-Equity Note that was accrued and unpaid immediately prior to the Exchange Closing.

F. In light of the accrued and unpaid interest owing under the Sonterra Equity Note and under the Sonterra Non-Equity Note, RCGI and Longview hereby deem it advisable and in the best interests of the undersigned to amend the Exchange Agreement and the terms of the Initial RCGI Note as provided herein.

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. Amendment of the Initial RCGI Note To Include Interest Since January 3.

a. Each of RCGI and Longview acknowledges and agrees that the Interest (as defined in the Sonterra Non-Equity Note) that is accrued and unpaid immediately prior to the date hereof (i.e., Interest accrued from and including January 3, 2008 through and including February 14, 2008) is $30,466.62.

b. RCGI and Longview agree that the Initial RCGI Note shall be in the form of the Initial RCGI Note attached as Exhibit A to the Exchange Agreement, except that Sections 2(n) and 2(o) of the Initial RCGI Note shall state in their entirety as follows (i.e., Sections 2(n) and 2(o) of the form of Initial RCGI Note attached as Exhibit A to the Employment Agreement are hereby amended and restated to read in their entirety as follows):

(o)
“Interest Amount” means as of any date, with respect to any Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date; provided, however, that, “Interest Amount” shall mean, as of any date from and including the Issuance Date until the entire Additional Interest Amount has been paid in full pursuant to this Note, with respect to any Principal, the sum of (i) all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date plus (ii) any portion of the Additional Interest Amount that has not been paid to the Holder pursuant to this Note; and for purposes of this definition “Additional Interest Amount” means $30,466.62.

(p)
“Interest Payment Date” means the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on April 1, 2008, through and including the last calendar quarter that commences prior to the Maturity Date.

2. Amendment of the Exchange Agreement - Exchange of Accrued Interest on Sonterra Equity Note.

a. Each of RCGI and Longview acknowledges and agrees that (i) as of February 13, 2008, the principal owing under the Sonterra Equity Note is $5,990,010, and (ii) the Interest (as defined in the Sonterra Equity Note) that is accrued and unpaid immediately prior to the date hereof (i.e., Interest accrued from and including January 3, 2008 through and including February 14, 2008) is $91,247.68.

b. RCGI and Longview agree to amend, and hereby amend and restate in its entirety Section 1(a)(i) of the Exchange Agreement, effective immediately prior to the Exchange Closing, as follows:

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, on the Exchange Closing Date, (A) RCGI shall issue to Buyer, and Buyer agrees to acquire from RCGI, the New RCGI Common Shares in exchange for Buyer’s assignment to RCGI of the Sonterra Equity Note (including all principal thereof and accrued and unpaid interest thereon) and the New Sonterra Common Shares (i.e., so that after such transactions, RCGI holds all of the New Sonterra Common Shares and the Sonterra Equity Note and Buyer holds the New RCGI Common Shares), (B) RCGI shall issue to Buyer, and Buyer agrees to acquire from RCGI, the RCGI Warrant in exchange for Buyer’s assignment to RCGI of the Sonterra Warrant (i.e., so that after such transactions, RCGI holds the Sonterra Warrant and Buyer holds the RCGI Warrant), (C) RCGI shall issue to Buyer, and Buyer agrees to acquire from RCGI, the Initial RCGI Note in exchange for Buyer’s assignment to RCGI of the Sonterra Non-Equity Note (i.e., so that after such exchange RCGI holds the Sonterra Non-Equity Note and Buyer holds the Initial RCGI Note), and (D) RCGI shall pay to Buyer an amount (the “Exchange Settlement Amount”) equal to all fees and other amounts to be paid to Buyer as set forth in Section 4(i). The completion of the exchanges provided for in this Section 1(a) shall effect the cancellation of the Sonterra Equity Note (including the termination of any obligations with respect to payment of any accrued and unpaid interest thereon), the Sonterra Warrants and the Sonterra Non-Equity Note (including the termination of any obligations with respect to payment of any accrued and unpaid interest thereon), and RCGI shall stamp “CANCELLED” on each of the foregoing and return each to Sonterra.

c. As amended hereby, the Exchange Agreement remains in full force and effect.

3. Obligations to Directors and Others. Amounts owing as of the Exchange Closing Date (as defined in the Exchange Agreement) to directors and former directors of RCGI or their affiliated entities, for services provided by them prior to the Exchange Closing, shall be paid to them by RCGI following the receipt by RCGI of the proceeds of any equity or debt financing consummated by RCGI, its affiliates or subsidiaries, after the Exchange Closing, and shall be paid within 2 business days of such receipt. In no event shall such payments be made later than 60 days following the Exchange Closing Date.

4. Avoidance of Doubt. The undersigned hereby agree, for the avoidance of doubt, that (a) this Amendment shall be a Transaction Document, (b) any references to the Exchange Agreement in any of the Transaction Documents shall mean the Exchange Agreement, as, and to the extent, amended by this Amendment, and (c) any references to the Initial RCGI Note in any of the Transaction Documents shall mean the Initial RCGI Note, in a form reflecting the terms of this Amendment.

5. Reservation of Rights. RCGI acknowledges and agrees that the execution and delivery of this Amendment by Longview (a) shall not waive any breach, default, or event of default by them, respectively, that may be continuing under any of the Transaction Documents or any other documents, (b) shall not waive any of Longview’s rights or remedies arising from any such breach, default or event of default or otherwise available under any Transaction Document or at law, and Longview expressly reserves all such rights and remedies, and (c) shall not constitute a course of conduct or dealing among any of the undersigned.

6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

7. Further Assurances. RCGI and Longview each hereby agrees from time to time, as and when requested by Longview, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as Longview may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Exchange Agreement (as amended hereby) and any other Transaction Documents.

8. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Amendment shall be by way of example rather than limitation.

9. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, return receipt requested, or by deposit with a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Amendment or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

11. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

12. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

13. Merger. This Amendment, the Exchange Agreement (as amended hereby) and the other Transaction Documents represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto. This Amendment may not be amended, supplemented or otherwise modified except in a writing executed by each of the undersigned.

14. Exchange Closing Contingency. Notwithstanding anything to the contrary herein, if the Exchange Closing and the all of the transactions contemplated by the Exchange Agreement to occur in connection therewith do not occur on February 14, 2008, then this Amendment, and any and all sections hereof, shall be deemed ineffective and void ab initio and the actions, transactions and amendments to other documents pursuant hereto shall be deemed never to have occurred.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

SONTERRA RESOURCES, INC., a Delaware corporation

By:	/s/ Howard Taylor
Name:	Howard Taylor
Title:	Chief Executive Officer

THE LONGVIEW FUND, L.P., a California limited partnership

By: Viking Asset Management, LLC Its: Investment Adviser

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

[Signature Page to the February 2008 Amendment Agreement]